Exhibit 99.1

Solar Senior Capital Increases Monthly Dividend to $0.10 per Share for December 2011

NEW YORK--(BUSINESS WIRE)--December 6, 2011--Solar Senior Capital Ltd. (NASDAQ: SUNS), today declared a dividend payment of $0.10 per share for the month of December 2011. The dividend will be paid on December 29, 2011 to stockholders of record on December 15, 2011. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

“We are pleased to once again increase our monthly dividend as we continue to grow our portfolio,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd.

ABOUT SOLAR SENIOR CAPITAL LTD

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Nick Radesca, 212-993-1660